Exhibit (e)(1)(b)

SECOND AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This second amendment (the "Amendment") to the novated ETF Distribution Agreement (the "Agreement") dated as of September 30, 2021, by and between Guinness Atkinson Funds (the "Fund Company") and Foreside Fund Services, LLC ("Distributor") is entered into as of _____, 2025 (the "Effective Date").

WHEREAS, Fund Company and Distributor (the "Parties") desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

GUINNESS ATKINSON FUNDS		FORESIDE FUND SERVICES, LLC

By:		By:
	Name/title		Teresa Cowan, President

EXHIBIT A

Funds

Guinness Atkinson Smart Transportation & Technology ETF (f/k/a SmartETFs Smart Transportation & Technology ETF)

Guinness Atkinson Sustainable Energy ETF (f/k/a SmartETFs Sustainable Energy II ETF)

Guinness Atkinson Asia Pacific Dividend Builder ETF (f/k/a SmartETFs Asia Pacific Dividend Builder ETF)

Guinness Atkinson Dividend Builder ETF (f/k/a/SmartETFs Dividend Builder ETF)

Guinness Atkinson Real Assets Income ETF

Guinness Atkinson U.S. Dividend Builder ETF

Guinness Atkinson International Dividend Builder ETF